UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2015

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

On April 15, 2015, Venoco, Inc. and Denver Parent Corporation (“DPC”) filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”).  The Management Discussion and Analysis section of the Annual Report disclosed that DPC’s “Adjusted Consolidated Net Tangible Assets,” as that term is defined in the indenture governing DPC’s 12.25% / 13.00% senior PIK toggle notes, were $0.93 billion as of December 31, 2014.  DPC has since discovered that, due to a calculation error, the amount reported was inaccurate, and that DPC’s actual Adjusted Consolidated Net Tangible Assets as of December 31, 2014 were $0.84 billion (calculated using the December 31, 2014 reserve report).  This is a non-GAAP measure and does not impact the reported GAAP financial results or financial position. The companies do not believe that this correction will have any impact on their operating or financing flexibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2015

DENVER PARENT CORPORATION
VENOCO, INC.

By:	/s/Scott M. Pinsonnault
Name:	Scott M. Pinsonnault
Title:	Interim Chief Financial Officer